                             EPL Technologies, Inc.

                                   Exhibit 3.2

                          Amended and Restated By-Laws

                       of the Company, as amended to date

                                                                     EXHIBIT 3.2

                           AMENDED AND RESTATED BYLAWS
                                       OF
                             EPL TECHNOLOGIES, INC.


                               ARTICLE I - OFFICES

            1.1 PRINCIPAL OFFICE. The principal offices of the Corporation shall initially be at 2 International Plaza, Suite 245, Philadelphia, Pennsylvania 19113-1507, but the Corporation may, in the discretion of the board of directors, maintain offices wherever the business of the Corporation may require.

            1.2 REGISTERED OFFICE AND AGENT. The Corporation shall continuously maintain in the State of Colorado a registered office and a registered agent whose business office is identical with the registered office. The initial registered office and the initial registered agent are specified in the original Articles of Incorporation for the Corporation. The Corporation may change its registered office, its registered agent, or both, upon filing a statement as specified by law in the office of the Secretary of State of Colorado.

                            ARTICLE II - SHAREHOLDERS

            2.1 TIME AND PLACE. Any meeting of the shareholders may be held at such time and place, within or outside the State of Colorado, as may be fixed by the board of directors or as shall be specified in the notice or waiver of notice of the meeting. If the place for a meeting is not fixed by the board of directors, such meeting shall be held at the Corporation's principal office.

            2.2   ANNUAL SHAREHOLDERS' MEETING.

                  (a) An annual meeting of the shareholders of the Corporation shall be held in each calendar year during the month of July on such date and at such time fixed by the board of directors (or such other month, date and time as the board of directors may fix or as fixed by the president in the absence of action by the board of directors), for the purposes of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors is not held on the day fixed as provided herein for any annual meeting of shareholders, or any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as it may conveniently be held.

                  (b) A shareholder may apply to the district court in the county in Colorado where the Corporation's principal office is located or if the Corporation has no principal office in Colorado to the district court the county in which the Corporation's registered office is located to seek an order that a shareholder meeting be held (i) if an annual meeting was not held on a date which is within the earlier of six months after the close of the last fiscal year or fifteen months after the last annual meeting, or (ii) if the shareholder participated in a proper call of or proper demand for a special meeting, and notice of the special meeting was not given within thirty days after the date of the call or the date the last of the demands necessary to require calling the meeting was received by the Corporation pursuant to section 7-107-102(1)(b) of the Colorado Business Corporation Act, or the special meeting was not held in accordance with the notice.

            2.3 SPECIAL SHAREHOLDERS' MEETING. A special shareholders meeting for any purpose or purposes, may be called by the board of directors or the president. The Corporation shall also hold a special shareholders meeting in the event it receives, in the manner specified in Section 8.3, one or more written demands for the meeting, stating the purpose or purposes for which it is to be held, signed and dated by the holders of shares representing not less than one-tenth of all of the votes entitled to be cast on any issue to be determined at the meeting. Special meetings shall be held at the principal office of the Corporation or at such other place as the board of directors or the president may determine.

            2.4   RECORD DATE FOR DETERMINATION OF SHAREHOLDERS.

                  (a) In order to make a determination of shareholders entitled to (i) notice of or to vote at any shareholders meeting or at any adjournment of a shareholders meeting, (ii) demand a special shareholders meeting, (iii) take any other action or (iv) receive payment of a share dividend or a distribution, or for any other purpose, the board of directors may fix a future date as the record date for such determination of shareholders. The record date may be fixed not more than seventy days before the date of the proposed action.

                  (b) Unless otherwise specified when the record date is fixed, the time of day for determination of shareholders shall be as of the Corporation's close of business on the record date.

                  (c) A determination of shareholders entitled, to be given notice of or to vote at a shareholders meeting is effective for any adjournment of the meeting unless the board of directors fixes a new record date, which the board shall do if the meeting is adjourned to a date more than one hundred twenty days after the date fixed for the original meeting.

                  (d) If no record date is otherwise fixed, the record date for determining shareholders entitled to be given notice of and to vote at an annual or special shareholders meeting is the day before the first notice is given to shareholders.

                  (e) The record date for determining shareholders entitled to take action without a meeting pursuant to Section 2.11 is the date a writing upon which the action is taken is first received by the Corporation.

            2.5   VOTING LIST.

                  (a) After a record date is fixed for a shareholders meeting, the secretary shall prepare a list of the names of all its shareholders who are entitled to be given notice of the meeting. The list (i) shall be arranged by voting groups and within each voting group by class or series of shares, (ii) shall be alphabetical within each class or series and

(iii) shall show the address of, and the number of shares of each such class and series that are held by, each shareholder.

                  (b) The shareholders' list shall be available for inspection by any shareholder, beginning the earlier of ten days before the meeting for which the list was prepared or two business days after notice of the meeting is given and continuing through the meeting, and any adjournment thereof, at the Corporation's principal office or at a place identified in the notice of the meeting in the city where the meeting will be held.

                  (c) The secretary shall make the shareholders list available at the meeting, and any shareholder or agent or attorney of a shareholder is entitled to inspect the list at any time during the meeting or any adjournment thereof.

            2.6   NOTICE TO SHAREHOLDERS.

                  (a) The secretary shall give notice to shareholders of the date, time, and place of each annual and special shareholders meeting no fewer than ten nor more than sixty days before the date of the meeting; except that, if the articles of incorporation are to be amended to increase the number of authorized shares, at least thirty days notice shall be given. Except as otherwise required by the Colorado Business Corporation Act (the "Act"), the secretary shall be required to give such notice only to shareholders entitled to vote at the meeting.

                  (b) Notice of an annual shareholders meeting need not include a description of the purpose or purposes for which the meeting is called unless a purpose of the meeting is to consider an amendment to the articles of incorporation, a restatement of the articles of incorporation, a plan of merger or share exchange, disposition of substantially all of the property of the Corporation, consent by the Corporation to the disposition of property by another entity, or dissolution of the Corporation.

                  (c) Notice of a special shareholders meeting shall include a description of the purpose or purposes for which the meeting is called.

                  (d) Notice of a shareholders meeting shall be in writing and shall be given

                        (i) by deposit in the United States mail, properly addressed to the shareholder's address shown in the Corporation's current record of shareholders, first class postage prepaid, and, if so given, shall be effective when mailed; or

                        (ii) by telegraph, teletype, electronically transmitted facsimile, electronic mail, mail, or private carrier or by personal delivery to the shareholder, and, if so given, shall be effective when actually received by the shareholder.

                  (e) If an annual or special shareholders meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before adjournment; provided, however, that, if a new record date for the adjourned meeting is fixed pursuant to Section 2.4, notice of the adjourned meeting shall be given to persons who are shareholders as of the new record date.

                  (f) If three successive notices are given by the Corporation, whether with respect to a shareholders meeting or otherwise, to a shareholder and are returned as undeliverable, no further notices to such shareholder shall be necessary until another address for the shareholder is made known to the Corporation.

            2.7 QUORUM. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. A majority of the votes entitled to be cast on the matter by the voting group shall constitute a quorum of that voting group for action on the matter. If a quorum does not exist with respect to any voting group, the president or any shareholder or proxy that is present at the meeting, whether or not a member of that voting group, may adjourn the meeting to a different date, time, or place, and (subject to the next sentence) notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed pursuant to Section 2.4, notice of the adjourned meeting shall be given pursuant to Section 2.6 to persons who are shareholders as of the new record date. At any adjourned meeting at which a quorum exists, any matter may be acted upon that could have been acted upon at the meeting originally called; provided, however, that, if new notice is given of the adjourned meeting, then such notice shall state the purpose or purposes of the adjourned meeting sufficiently to permit action on such matters. Once a share is represented for any purpose at a meeting, including the purpose of determining that a quorum exists, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or shall be set for that adjourned meeting.

            2.8 VOTING ENTITLEMENT OF SHARES. Except as stated in the articles of incorporation, each outstanding share, regardless of class, is entitled to one vote, and each fractional share is entitled to a corresponding fractional vote, on each matter voted on at a shareholders meeting.

            2.9   PROXIES, ACCEPTANCE OF VOTES AND CONSENTS.

                  (a)  A shareholder may vote either in person or by proxy.

                  (b) An appointment of a proxy is not effective against the Corporation until the appointment is received by the Corporation. An appointment is valid for eleven months unless a different period is expressly provided in the appointment form.

                  (c) The Corporation may accept or reject any appointment of a proxy, revocation of appointment of a proxy, vote, consent, waiver, or other writing purportedly signed by or for a shareholder, if such acceptance or rejection is in accordance with the provisions of Sections 7-107-203 and 7-107-205 of the Colorado Business Corporation Act.

            2.10  WAIVER OF NOTICE.

                  (a) A shareholder may waive any notice required by the Act, the articles of incorporation or these bylaws, whether before or after the date or time stated in the notice as the date or time when any action will occur or has occurred. The waiver shall be in writing, be signed by the shareholder entitled to the notice and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records, but such delivery and filing shall not be conditions of the effectiveness of the waiver.

                  (b) A shareholder's attendance at a meeting (i) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

            2.11 ACTION BY SHAREHOLDERS WITHOUT A MEETING. Any action required or permitted to be taken at a shareholders meeting may be taken without a meeting if all of the shareholders entitled to vote thereon consent to such action in writing. Action taken pursuant to this Section 2.11 shall be effective when the Corporation has received writings that describe and consent to the action, signed by all of the shareholders entitled to vote thereon. Action taken pursuant to this Section 2.11 shall be effective as of the date the last writing necessary to effect the action is received by the Corporation, unless all of the writings necessary to effect the action specify another date, which may be before or after the date the writings are received by the Corporation. Such action shall have the same effect as action taken at a meeting of shareholders and may be described as such in any document. Any shareholder who has signed a writing describing and consenting to an action taken pursuant to this Section
2.11 may revoke such consent by a writing signed by the shareholder describing the action and stating that the shareholder's prior consent thereto is revoked, if such writing is received by the Corporation before the effectiveness of the action.

            2.12 MEETINGS BY TELECOMMUNICATIONS. Any or all of the shareholders may participate in an annual or special shareholders meeting by, or the meeting may be conducted through the use of, any means of communication by which all persons participating in the meeting may hear each other during the meeting. A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.

                             ARTICLE III - DIRECTORS

            3.1 AUTHORITY OF THE BOARD OF DIRECTORS. The corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, a board of directors.

            3.2 NUMBER. The number of directors shall be at least three (3) and not more than seven (7). Within that range, the number of directors shall be as stated by resolution adopted by the board of directors from time to time, but no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

            3.3 QUALIFICATION. Directors shall be natural persons at least eighteen years old but need not be residents of the State of Colorado or shareholders of the Corporation.

            3.4 ELECTION. The board of directors shall be elected at the annual meeting of the shareholders or at a special meeting called for that purpose.

            3.5 TERM. Each director shall be elected to hold office until the next annual meeting of shareholders and until the director's successor is elected and qualified.

            3.6 RESIGNATION. A director may resign at any time by giving written notice of his or her resignation to any other director or (if the director is not also the secretary) to the secretary. The resignation shall be effective when it is received by the other director or secretary, as the case may be, unless the notice of resignation specifies a later effective date. Acceptance of such resignation shall not be necessary to make it effective unless the notice so provides.

            3.7 REMOVAL. Any director may be removed by the shareholders of the voting group that elected the director, with or without cause, at a meeting called for that purpose. The notice of the meeting shall state that the purpose, or one of the purposes, of the meeting is removal of the director. A director may be removed only if the number of votes cast in favor of removal exceeds the number of votes cast against removal.

            3.8   VACANCIES.

                  (a) If a vacancy occurs on the board of directors, including a vacancy resulting from an increase in the number of directors:

                        (i) The shareholders may fill the vacancy at the next annual meeting or at a special meeting called for that purpose; or

                        (ii) The board of directors may fill the vacancy; or

                        (iii) If the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

                  (b) Notwithstanding Section 3.8(a), if the vacant office was held by a director elected by a voting group of shareholders, then, if one or more of the remaining directors were elected by the same voting group, only such directors are entitled to vote to fill the vacancy if it is filled by directors, and they may do so by the affirmative vote of a majority of such directors remaining in office; and only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by the shareholders.

                  (c) A vacancy that will occur at a specific later date, by reason of a resignation that will become effective at a later date under Section
3.6 or otherwise, may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

            3.9 MEETINGS. The board of directors may hold regular or special meetings within or outside of Colorado. A regular meeting shall be held without notice immediately after and at the same place as the annual meeting of the shareholders. The board of directors may, by resolution, establish other dates, times and places for additional regular meetings, which may thereafter be held without further notice. Special meetings may be called by the president or by any two directors and shall be held at the principal office of the Corporation unless otherwise specified in the notice of the meeting. At any time when the board consists of a single director, that director may act at any time, date, or place without notice.

            3.10 NOTICE OF SPECIAL MEETING. Notice of a special meeting shall be given to every director at least seventy-two (72) hours before the time of the meeting, stating the date, time, and place of the meeting. The notice should describe the purpose of the meeting. Notice may be given orally to the director, personally or by telephone or other wire or wireless communication. Notice may also be given in writing by telegraph, teletype, electronically transmitted facsimile, electronic mail, mail, or private carrier. Notice shall be effective at the earliest of (a) the time it is received; (b) five days after it is deposited in the United States mail, properly addressed to the last address for the director shown on the records of the Corporation, first class postage prepaid or (c) the date shown on the return receipt if mailed by registered or certified mail, return receipt requested, postage prepaid, in the United States mail and if the return receipt is signed by the director to which the notice is addressed.

            3.11 QUORUM. Except as provided in Section 3.8, a majority of the number of directors fixed in accordance with these Bylaws shall constitute a quorum for the transaction of business at all meetings of the board of directors. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as otherwise specifically required by law.

            3.12  WAIVER OF NOTICE.

                  (a) A director may waive any notice of a meeting before or after the time and date of the meeting stated in the notice. Except as provided by Section 3.12(b), the waiver shall be in writing and shall be signed by the director. Such waiver shall be delivered to the secretary for filing with the corporate records, but such delivery and filing shall not be conditions of the effectiveness of the waiver.

                  (b) A director's attendance at or participation in a meeting waives any required notice to him or her of the meeting unless, at the beginning of the meeting or promptly upon his or her later arrival, the director objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice and does not thereafter vote for or assent to action taken at the meeting.

            3.13 MEETINGS BY TELECOMMUNICATIONS. One or more directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

            3.14 DEEMED ASSENT TO ACTION. A director who is present at a meeting of the board of directors when corporate action is taken shall be deemed to have assented to all action taken at the meeting unless

                        (i) The director objects at the beginning of the meeting, or promptly upon his or her arrival, to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to any action taken at the meeting;

                        (ii) The director contemporaneously requests that his or her dissent or abstention as to any specific action taken be entered in the minutes of the meeting; or

                        (iii)The director causes written notice of his or her dissent or abstention as to any specific action to be received by the presiding officer of the meeting before adjournment of the meeting or by the secretary (or, if the director is the secretary, by another director) promptly after adjournment of the meeting.

The right of dissent or abstention pursuant to this Section 3.14 as to a specific action is not available to a director who votes in favor of the action taken.

            3.15 ACTION BY DIRECTORS WITHOUT A MEETING. Any action required or permitted by law to be taken at a board of directors meeting may be taken without a meeting if all members of the board consent to such action in writing. The action shall be deemed to have been so taken by the board at the time the last director signs a writing describing the action taken, unless, before such time, any director has revoked his or her consent by a writing signed by the director and received by the president or the secretary or any other person authorized by board of directors to receive such a revocation. Such action shall be effective at the time and date it is so taken unless the directors establish a different effective time or date. Such action has the same effect as action taken at a meeting of directors and may be described as such in any document.

            3.16 Institution of Bankruptcy Proceedings. Any corporate action in respect of the institution of any proceeding by or against the Corporation seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property, shall be taken by the following procedure:

                 (i) the institution of such proceedings must be recommended in writing by the President of the Corporation to all members of the Board of Directors of the Corporation; and

                 (ii) the institution of such proceeding must be approved by the unanimous consent of the Board of Directors of the Corporation by resolution at a meeting to be held after receipt by the Board of Directors of the Corporation of such written recommendation from the President of the Corporation.

                ARTICLE IV - COMMITTEES OF THE BOARD OF DIRECTORS

            4.1 Subject to the provisions of section 7-109-106 of the Act, the board of directors may create one or more committees and appoint one or more members of the board of directors to serve on them. The creation of a committee and appointment of members to it shall require the approval of a majority of all the directors in office when the action is taken, whether or not those directors constitute a quorum of the board.

            4.2 The provisions of these bylaws governing meetings, action without meeting, notice, waiver of notice, and quorum and voting requirements of the board of directors apply to committees and their members as well.

            4.3 To the extent specified by resolution adopted from time to time by a majority of all the directors in office when the resolution is adopted, whether or not those directors constitute a quorum of the board, each committee shall exercise the authority of the board of directors with respect to the corporate powers and the management of the business and affairs of the Corporation, except that a committee shall not:

                  (a)  authorize distributions;

                  (b) approve or propose to shareholders action that the Colorado Business Corporation Act requires to be approved by shareholders;

                  (c) fill vacancies on the board of directors or on any of its committees;

                  (d) amend the articles of incorporation pursuant to section 7-110-102 of the Colorado Business Corporation Act;

                  (e) adopt, amend, or repeal bylaws;

                  (f) approve a plan of merger not requiring shareholder approval;

                  (g) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the board of directors; or

                  (h) authorize or approve the issuance or sale of shares, or a contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the board of directors may authorize a committee or an officer to do so within limits specifically prescribed by the board of directors.

            4.4 The creation of, delegation of authority to, or action by, a committee does not alone constitute compliance by a director with applicable standards of conduct.

                              ARTICLE V - OFFICERS

            5.1 GENERAL. The Corporation shall have as officers a president, a secretary, and a treasurer, who shall be appointed by the board of directors. The board of directors may appoint as additional officers a chairman and other officers of the board. The board of directors, the president, and such other subordinate officers as the board of directors may authorize from time to time, acting singly, may appoint as additional officers one or more vice presidents, assistant secretaries, assistant treasurers, and such other subordinate officers as the board of directors, the president, or such other appointing officers deem necessary or appropriate. The officers of the Corporation shall hold their offices for such terms and shall exercise such authority and perform such duties as shall be determined from time to time by these Bylaws, the board of directors, or (with respect to officers whom are appointed by the president or other appointing officers) the persons appointing them; provided, however, that the board of directors may change the term of offices and the authority of any officer appointed by the president or other appointing officers. Any two or more offices may be held by the same person. The officers of the Corporation shall be natural persons at least eighteen years old.

            5.2 TERM. Each officer shall hold office from the time of appointment until the time of removal or resignation pursuant to Section 3.6 or until the officer's death.

            5.3 REMOVAL AND RESIGNATION. Any officer appointed by the board of directors may be removed at any time by the board of directors. Any officer appointed by the president or other appointing officer may be removed at any time by the board of directors or by the person appointing the officer. Any officer may resign at any time by giving written notice of resignation to any director (or to any director other than the resigning officer if the officer is also a director), to the president, to the secretary or to the officer who appointed the officer. Acceptance of such resignation shall not be necessary to make it effective, unless the notice so provides.

            5.4 PRESIDENT. The president shall preside at all meetings of shareholders, and the president shall also preside at all meetings of the board of directors unless the board of directors has appointed a chairman, vice chairman, or other officer of the board and has authorized such person to preside at meetings of the board of directors instead of the president. Subject to the direction and control of the board of directors, the president shall be the chief executive officer of the Corporation and, as such shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the board of directors are carried into effect. The president may negotiate, enter into and execute contracts, deeds, and other instruments on behalf of the Corporation as are necessary and appropriate to the conduct to the business and affairs of the Corporation or as are approved by the board of directors. The president shall have such additional authority and duties as are appropriate and customary for the office of president and chief executive officer, except as the same may be expanded or limited by the board of directors from time to time.

            5.5 VICE PRESIDENT. The vice president, if any, or, if there are more than one, the vice presidents in the order determined by the board of directors or the president (or, if no such determination is made, in the order of their appointment), shall be the officer or officers next in seniority after the president. Each vice president shall have such authority and duties as are prescribed by the board of directors or the president. Upon the death, absence, or disability of the president, the vice president, if any, or, if there are more than one, the vice presidents in the order of seniority as determined above, shall have the authority and duties of the president.

            5.6 SECRETARY. The secretary shall be responsible for the preparation and maintenance of minutes of the meetings of the board of directors and of the shareholders and of the other records and information required to be kept by the Corporation under section 7-116-101 of the Act and for authenticating records of the Corporation. The secretary shall also give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, keep the minutes of such meetings, have charge of the corporate seal and have authority to affix the corporate seal to any instrument requiring it (and, when so affixed, it may be attested by the secretary's signature), be responsible for the maintenance of all other corporate records and files and for the preparation and filing of reports to governmental agencies (other than tax returns), and have such other authority and duties as are appropriate and customary for the office of secretary, except as the same may be expanded or limited by the board of directors from time to time.

            5.7 ASSISTANT SECRETARY. The assistant secretary, if any, or, if there are more than one, the assistant secretaries shall, under the supervision of the secretary, perform such duties and have such authority as may be prescribed from time to time by the board of directors or the secretary. Upon the death, absence, or disability of the secretary, the assistant secretary, if any, or, if there are more than one, the assistant secretaries in the order designated by the board of directors or the secretary (or, if no such determination is made, in the order of their appointment), shall have the authority and duties of the secretary.

            5.8 TREASURER. The treasurer shall have control of the funds and the care and custody of all stocks, bonds, and other securities owned by the Corporation, and shall be responsible for the preparation and filing of tax returns. The treasurer shall receive all moneys paid to the Corporation and, subject to any limits imposed by the board of directors, shall have authority to give receipts and vouchers, to sign and endorse checks and warrants in the Corporation's name and on the Corporation's behalf, and give full discharge for the same. The treasurer shall also have charge of disbursement of funds of the Corporation, shall keep full and accurate records of the receipts and disbursements, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as shall be designated by the board of directors. The treasurer shall have such additional authority and duties as are appropriate and customary for the office of treasurer, except as the same may be expanded or limited by the board of directors from time to time.

            5.9 ASSISTANT TREASURER. The assistant treasurer, if any, or, if there are more than one, the assistant treasurers shall, under the supervision of the treasurer, have such authority and duties as may be prescribed from time to time by the board of directors or the treasurer. Upon the death, absence, or disability of the treasurer, the assistant treasurer, if any, or if there are more than one, the assistant treasurers in the order determined by the board of directors or the treasurer (or, if no such determination is made, in the order of their appointment), shall have the authority and duties of the treasurer.

            5.10 COMPENSATION. Officers shall receive such compensation for their services as may be authorized or ratified by the board of directors. Election or appointment of an officer shall not of itself create a contractual right to compensation for services performed as such officer.

                          ARTICLE VI - INDEMNIFICATION

            6.1   DEFINITIONS.  As used in this Article VI:

                  (a) "Corporation" includes any domestic or foreign entity that is a predecessor of the Corporation by reason of a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

                  (b) "Director" means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, fiduciary or agent of another domestic or foreign corporation or other person or of an employee benefit plan. A director is considered to be serving an employee benefit plan at the Corporation's request if his or her duties to the Corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

                  (c)  "Expenses" includes counsel fees.

                  (d) "Liability" means the obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses.

                  (e) "Official capacity" means, when used with respect to a director, the office of director in the Corporation and, when used with respect to a person other than a director as contemplated in Section 6.7, the office in the Corporation held by the officer or the employment, fiduciary or agency relationship undertaken by the employee, fiduciary or agent on behalf of the Corporation. "Official capacity" does not include service for any other domestic or foreign corporation or other person or employee benefit plan.

                  (f) "Party" includes a person who was, is or is threatened to be made, a named defendant or respondent in a proceeding.

                  (g) "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

            6.2   AUTHORITY TO INDEMNIFY DIRECTORS.

                  (a) Except as provided in Section 6.2(d), the Corporation shall indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if:

                        (i) The person conducted himself or herself in good faith; and

                        (ii) The person reasonably believed:

                            (A) In the case of conduct in an official capacity
with the Corporation, that his or her conduct was in the Corporation's best interests; and

                            (B) In all other cases, that his or her conduct was
at least not opposed to the Corporation's best interests; and

                        (iii) In the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

                  (b) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirement of Section 6.2(a)(ii)(B). A director's conduct with respect to an employee benefit plan for a purpose that the director did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirements of Section 6.2(a)(i).

                  (c) The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this Section 6.2.

                  (d) Except to the extent authorized by a court as provided in
Section 6.5, the Corporation may not indemnify a director under this Section
6.2:

                        (i) In connection with a proceeding by or in the right of the Corporation in which the director was adjudged liable to the Corporation; or

                        (ii) In connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit.

                  (e) Indemnification permitted under this Section 6.2 in connection with a proceeding by or in the right of the Corporation is limited to reasonable expenses incurred in connection with the proceeding.

            6.3 MANDATORY INDEMNIFICATION OF DIRECTORS. The Corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the proceeding.

            6.4   ADVANCE OF EXPENSES TO DIRECTORS.

                  (a) The Corporation shall pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

                        (i) The director furnishes to the Corporation a written affirmation of the director's good faith belief that he or she has met the standard of conduct described in Section 6.2.

                        (ii) The director furnishes to the Corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct; and

                        (iii) A determination is made that the facts then known to those making the determination would not preclude indemnification under this
Article VI.

                  (b) The undertaking required by Section 6.4(a)(ii) shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

                  (c) Determinations and authorizations of payments under this
Section 6.4 shall be made in the manner specified in Section 6.6.

            6.5 COURT-ORDERED INDEMNIFICATION OF DIRECTORS. A director who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner:

                        (i) If it determines that the director is entitled to mandatory indemnification under Section 6.3, the court shall order indemnification, in which case the court shall also order the Corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification.

                        (ii) If it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in Section 6.2(a) or was adjudged liable in the circumstances described in
Section 6.2(d), the court may order such indemnification as the court deems proper; except that the indemnification with respect to any proceeding in which liability shall have been adjudged in the circumstances described in Section 6.2(d) is limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court ordered indemnification.

            6.6 DETERMINATION AND AUTHORIZATION OF INDEMNIFICATION OF DIRECTORS.

                  (a) Except to the extent authorized by a court as provided in
Section 6.5, the Corporation shall not indemnify a director under Section 6.2 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in Section 6.2. The Corporation shall not advance expenses to a director under Section 6.4 unless authorized in the specific case after the written affirmation and undertaking required by Section 6.4(a)(i) and 6.4(a)(ii) are received and the determination required by Section 6.4(a)(iii) has been made.

                  (b) The determinations required by Section 6.6(a) shall be made:

                        (i) By the board of directors by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum; or

                        (ii) If a quorum cannot be obtained, by a majority vote of a committee of the board of directors designated by the board of directors, which committee shall consist of two or more directors not parties to the proceeding; except that directors who are parties to the proceeding may participate in the designation of directors for the committee.

                  (c) If a quorum cannot be obtained as contemplated in Section 6.6(b)(i), and a committee cannot be established under Section 6.6(b)(ii), or even if a quorum is obtained or a committee is designated, if a majority of the directors constituting such quorum or such committee so directs, the determination required to be made by Section 6.6(a) shall be made:

                        (i) By independent legal counsel selected by a vote of the board of directors or the committee in the manner specified in Section 6.6(b)(i) or 6.6(b)(ii), or, if a quorum of the full board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board of directors; or

                        (ii) By the shareholders.

                  (d) Authorization of indemnification and advance of expenses shall be made in the same manner as the determination that indemnification or advance of expenses is permissible; except that, if the determination that indemnification or advance of expenses is required or permissible is made by independent legal counsel, authorization of indemnification and advance of expenses shall be made by the body that selected such counsel.

            6.7 INDEMNIFICATION OF OFFICERS, EMPLOYEES, FIDUCIARIES, AND AGENTS.

                  (a) The Corporation shall indemnify and advance expenses to an officer to the same extent as a director.

                  (b) The Corporation may indemnify and advance expenses to an employee, fiduciary or agent of the Corporation to the same extent as to a director.

                  (c) The Corporation may also indemnify and advance expenses to an officer, employee, fiduciary or agent who is not a director to a greater extent than is provided in these bylaws, if not inconsistent with public policy, and if provided for by general or specific action of its board of directors or shareholders or by contract.

            6.8 INSURANCE. The Corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary or agent of the Corporation, or who, while a director, officer, employee, fiduciary or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary or agent of another domestic or foreign corporation or other person or of an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from his or her status as a director, officer, employee, fiduciary or agent, whether or not the Corporation would have power to indemnify the person against the same liability under Section 6.2, 6.3, or 6.7. Any such insurance may be procured from any insurance company designated by the board of directors, whether such insurance company is formed under the laws of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the Corporation has an equity or any other interest through stock ownership or otherwise.

            6.9 NOTICE TO SHAREHOLDERS OF INDEMNIFICATION OF DIRECTOR. If the Corporation indemnifies or advances expenses to a director under this Article VI in connection with a proceeding by or in the right of the Corporation, the Corporation shall give written notice of the indemnification or advance to the shareholders with or before the notice of the next shareholders meeting. If the next shareholder action is taken without a meeting at the instigation of the board of directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.

                              ARTICLE VII - SHARES

            7.1 CERTIFICATES. Certificates representing shares of the capital stock of the Corporation shall be in such form as is approved by the board of directors and shall be signed by the chairman or vice chairman of the board of directors (if any), or the president or any vice president, and by the secretary or an assistant secretary or the treasurer or an assistant treasurer. All certificates shall be consecutively numbered, and the names of the owners, the number of shares and the date of issue shall be entered on the books of the Corporation. Each certificate representing shares shall state upon its face:

                  (a) that the Corporation is organized under the laws of the State of Colorado;

                  (b) the name of the person to whom the shares are issued;

                  (c) the number and class of the shares and the designation of the series, if any, that the certificate represents;

                  (d) the par value, if any, of each share represented by the certificate;

                  (e) on the front or the back, (i) a summary of the designations, preferences, limitations, and relative rights applicable to each class, the variations in preferences, limitations, and rights determined for each series, and the authority of the board of directors to determine variations for future classes or series; or (ii) a conspicuous statement that the Corporation will furnish to the shareholder, on request in writing and without charge, information concerning the designations, preferences, limitations, and relative rights applicable to each class, the variations in preferences, limitations, and rights determined for each series, and the authority of the board of directors to determine variations for future classes or series; and

                  (f) any restrictions imposed by the Corporation upon the transfer of the shares represented by the certificate.

            7.2 FACSIMILE SIGNATURES. Where a certificate is signed (a) by a transfer agent other than the Corporation or its employee, or (b) by a registrar other than the

Corporation or its employee, any or all of the officers' signatures on the certificate required by Section 7.1 may be facsimile. If any officer, transfer agent or registrar who has signed, or whose facsimile signature or signatures have been placed upon, any certificate, shall cease to be such officer, transfer agent or registrar, whether because of death, resignation, or otherwise, before the certificate is issued by the Corporation, it may nevertheless be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

            7.3 TRANSFERS OF SHARES. Transfers of shares shall be made on the books of the Corporation only upon presentation of the certificate or certificates representing such shares properly endorsed by the person or persons appearing upon the face of such certificate to be the owner, or accompanied by a proper transfer or assignment separate from the certificate, except as may otherwise be expressly provided by the statutes of the State of Colorado or by order of a court of competent jurisdiction. The officers or transfer agents of the Corporation may, in their discretion, require a signature guaranty before making any transfer. Except to the extent the Corporation otherwise provides pursuant to Section 7.4 and except for the assertion of dissenters' rights to the extent provided in Article 113 of the Colorado Business Corporation Act, the Corporation shall be entitled to treat the person in whose name any shares are registered on its books as the owner of those shares for all purposes and shall not be bound to recognize any equitable or other claim or interest in the shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interest.

            7.4 LOST, STOLEN OR DESTROYED CERTIFICATES. Any Shareholder claiming that his Certificate for shares is lost, stolen or destroyed may make an affidavit or affirmation of that fact and lodge the same with the Secretary of the Corporation with a signed application for a new certificate. Then, upon the receipt of a satisfactory indemnity bond in an amount not exceeding double the value of the Shares represented by the lost Certificate (the actual amount required to be determined by the President and Treasurer), the Corporation shall issue a new Certificate for the same number of shares and the same class and series of stock as represented by the Certificate which was lost, stolen or destroyed.

            7.5 SHARES HELD FOR ACCOUNT OF ANOTHER. The board of directors may adopt by resolution a procedure whereby a shareholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons. The resolution shall set forth:

                  (a) the classification of shareholders who may certify;

                  (b) the purpose or purposes for which the certification may be made;

                  (c) the form of certification and the information to be contained therein;

                  (d) if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or the closing of the stock transfer books within which the certification must be received by the Corporation; and

                  (e) such other provisions with respect to the procedure as are deemed necessary or desirable. Upon receipt by the Corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

            ARTICLE VIII - VOTE OF SECURITIES HELD BY THE CORPORATION

            Unless otherwise ordered by the Board, the President shall have full power and authority to attend, to act and to vote at any meeting of security holders of other corporations in which the Corporation may hold securities. At such meetings, the President may exercise any and all of the Corporation's ownership rights and powers. The Board may, from time to time, confer like powers upon any other person or persons.

                           ARTICLE IX - MISCELLANEOUS

            9.1 CORPORATE SEAL. The board of directors may adopt a seal, circular in form and bearing the name of the Corporation and the words "SEAL" and "COLORADO," which, when adopted, shall constitute the seal of the Corporation. The seal may be used by causing it or a facsimile of it to be impressed, affixed, manually reproduced or rubber stamped with indelible ink.

            9.2 FISCAL YEAR. The board of directors may, by resolution, adopt a fiscal year for the Corporation.

            9.3 RECEIPT OF NOTICES BY THE CORPORATION. Notices, shareholder writings consenting to an action, and other documents or writings shall be deemed to have been received by the Corporation when they are received:

                  (a) at the registered office of the Corporation in the State of Colorado;

                  (b) at the principal office of the Corporation (as that office is designated in the most recent document filed by the Corporation with the Secretary of State for the State of Colorado designating a principal office) addressed to the attention of the secretary of the Corporation;

                  (c) by the secretary of the Corporation wherever the secretary may be found; or

                  (d) by any other person authorized from time to time by the board of directors, the president or the secretary to receive such writings, wherever such person is found.

            9.4 AMENDMENT OF BYLAWS. These Bylaws may at any time and from time to time be amended, supplemented or repealed by the board of directors.

            The undersigned secretary of the Corporation hereby certifies that the foregoing bylaws are the bylaws of the Corporation in effect on November 3, 1997.


                                       By: /s/ Timothy B. Owen
                                          --------------------------------------
                                               Timothy B. Owen, Secretary